Exhibit 99.1

FS KKR Capital Corp. Announces Third Quarter 2024 Results

PHILADELPHIA, PA AND NEW YORK, NY – November 6th, 2024 – FS KKR Capital Corp. (NYSE: FSK), or the Company, today announced its financial and operating results for the quarter ended September 30, 2024, and that its board of directors previously, on October 8, 2024, declared a fourth quarter 2024 distribution of $0.70 per share.

Financial and Operating Highlights for the Quarter Ended September 30, 2024(1)

•	Net investment income of $0.77 per share, compared to $0.77 per share for the quarter ended June 30, 2024

•	Adjusted net investment income(2) of $0.74 per share, compared to $0.75 per share for the quarter ended June 30, 2024

•	Net asset value of $23.82 per share, compared to $23.95 per share as of June 30, 2024

•	Total net realized and unrealized loss of $0.20 per share, compared to a total net realized and unrealized loss of $0.39 per share for the quarter ended June 30, 2024

•	Adjusted net realized and unrealized loss(2) of $0.17 per share, compared to adjusted net realized and unrealized loss of $0.37 per share for the quarter ended June 30, 2024

•	Earnings per Share of $0.57, compared to Earnings per Share of $0.37 for the quarter ended June 30, 2024

•	Total purchases of $1,136 million versus $1,321 million of sales and repayments, including $370 million of sales to the Company’s joint venture Credit Opportunities Partners JV, LLC

•	Net debt to equity ratio(3) as of September 30, 2024 was 109%, compared to 109% as of June 30, 2024

•	Paid cash distributions to stockholders totaling $0.70 per share(4)

“During the third quarter FSK outperformed its public guidance by earning $0.74 per share of Adjusted Net Investment Income. We also originated approximately $1.1 billion of new investments and further reduced our non-accrual investments. As we begin focusing on 2025, we are optimistic that the economy’s strong underpinnings will help facilitate what could be a measurable increase in M&A activity,” stated Michael C. Forman, Chief Executive Officer & Chairman.

Distribution for Fourth Quarter 2024

On October 8, 2024, FSK’s board of directors declared a distribution for the fourth quarter of $0.70 per share, consisting of a base distribution of $0.64 per share and a supplemental distribution of $0.06 per share, which will be paid on or about December 18, 2024 to stockholders of record as of the close of business on December 4, 2024.

Portfolio Highlights as of September 30, 2024

•	Total fair value of investments was $13.9 billion of which 67% was invested in senior secured securities.

•

Weighted average annual yield on accruing debt investments(5) was 11.9%, compared to 12.3% as of June 30, 2024. Excluding the impact of merger accounting, weighted average annual yield on accruing debt investments was 11.5%, compared to 12.0% as of June 30, 2024.

•

Weighted average annual yield on all debt investments(5) was 11.2%, compared to 11.5% as of June 30, 2024. Excluding the impact of merger accounting, weighted average annual yield on all debt investments was 10.8%, compared to 11.1% as of June 30, 2024.

•	Exposure to the top ten largest portfolio companies by fair value was 20%, compared to 20% as of June 30, 2024.

•

As of September 30, 2024, investments on non-accrual status represented 1.7% and 3.8% of the total investment portfolio at fair value and amortized cost, respectively, compared to 1.8% and 4.3% as of June 30, 2024.

Portfolio Data	As of September 30, 2024	As of June 30, 2024
Total fair value of investments	$13,943	$14,087
Asset Class (based on fair value)
Senior Secured Loans — First Lien	59.9%	58.1%
Senior Secured Loans — Second Lien	6.2%	6.6%
Other Senior Secured Debt	0.9%	0.9%
Subordinated Debt	1.6%	2.5%
Asset Based Finance	14.3%	14.4%
Credit Opportunities Partners JV, LLC	9.9%	9.8%
Equity/Other	7.2%	7.7%
Interest Rate Type (based on fair value)
% Variable Rate Debt Investments	68.6%	68.8%
% Fixed Rate Debt Investments	8.2%	7.8%
% Other Income Producing Investments	15.8%	15.5%
% Non-Income Producing Investments(7)	5.7%	6.1%
% of Investments on Non-Accrual(6)	1.7%	1.8%

Leverage and Liquidity as of September 30, 2024

•

Net debt to equity ratio(3) of 109%, based on $8.1 billion in total debt outstanding, $371 million of cash, cash equivalents and foreign currency and $467 million of net receivable for investments sold and repaid and stockholders’ equity of $6.7 billion. FSK’s weighted average effective interest rate (including the effect of non-usage fees) was 5.49%.

•	Cash, cash equivalents and foreign currency of $371 million and availability under the Company’s financing arrangements of $3.5 billion, subject to borrowing base and other limitations.

•	As of September 30, 2024, 66% of the Company’s $8.1 billion of total debt outstanding was in unsecured debt and 34% in secured debt.

Conference Call Information

FSK will host a conference call at 9:00 a.m. (Eastern Time) on Thursday, November 7, 2024, to discuss its third quarter 2024 results. All interested parties are welcome to participate via telephone or live webcast. Domestic callers can access the conference call toll free by dialing +1 (800) 715-9871. International callers can access the conference call by dialing +1 (646) 307-1963. All callers are asked to dial in 10 minutes prior to the call and reference conference ID 4020608. The conference call will also be webcast, which can be accessed from the Investor Relations section of FSK’s website at www.fskkradvisor.com under Events.

A replay of the call will be available shortly after the end of the call by visiting the Investor Relations section of FSK’s website, under Events, or by using the following URL: https://edge.media-server.com/mmc/p/sf6nn9zu.

Supplemental Information

An investor presentation of financial information will be available by visiting the Investor Relations section of FSK’s website at www.fskkradvisor.com, under Presentations, after the market close on Wednesday, November 6, 2024.

About FS KKR Capital Corp.

FSK is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkradvisor.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to FSK and other business development companies.

FS Investments is a global alternative asset manager dedicated to delivering superior performance and innovative investment and capital solutions. The firm manages over $82 billion in assets for a wide range of clients, including institutional investors, financial professionals and individual investors. FS Investments provides access to a broad suite of alternative asset classes and strategies through its best-in-class investment teams and partners. With its diversified platform and flexible capital solutions, the firm is a valued partner to general partners, asset owners and portfolio companies. FS Investments is grounded in its high-performance culture and guided by its commitment to building value for its clients, investing in its colleagues and giving back to its communities. The firm has more than 500 employees across offices in the U.S., Europe and Asia and is headquartered in Philadelphia.

KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group’s website at www.globalatlantic.com.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, geo-political risks, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in FSK’s operating area and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSK. The information contained in this press release is summary information that is intended to be considered in the context of FSK’s SEC filings and other public announcements that FSK may make, by press release or otherwise, from time to time. FSK undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSK, or information about the market, as indicative of FSK’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSK’s quarterly report on Form 10-Q for the quarter ended September 30, 2024, which FSK filed with the U.S. Securities and Exchange Commission (the SEC) on November 6th, 2024, as well as FSK’s other reports filed with the SEC. A copy of FSK’s quarterly report on Form 10-Q for the quarter ended September 30, 2024 and FSK’s other reports filed with the SEC can be found on FSK’s website at www.fskkradvisor.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSK’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSK intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSK’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSK may fund its cash distributions to stockholders from any sources of funds legally available to it, including net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies, proceeds from the sale of shares of FSK’s common stock and borrowings. FSK has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

Contact Information:

Investor Relations Contact

Anna Kleinhenn

Anna.Kleinhenn@fsinvestments.com

FS Investments Media Team

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com

Consolidated Statements of Operations

(in millions, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Investment income
From non-controlled/unaffiliated investments:
Interest income	$274	$290	$838	$886
Paid-in-kind interest income	19	35	53	94
Fee income	20	7	46	17
Dividend and other income	7	16	20	52
From non-controlled/affiliated investments:
Interest income	6	6	19	19
Paid-in-kind interest income	11	9	31	27
Fee income	1	0	1	1
Dividend and other income	3	—	12	—
From controlled/affiliated investments:
Interest income	10	20	58	58
Paid-in-kind interest income	36	14	60	35
Fee income	—	5	9	5
Dividend and other income	54	63	167	189

Total investment income	441	465	1,314	1,383

Operating expenses
Management fees	54	56	163	170
Subordinated income incentive fees	44	47	132	140
Administrative services expenses	2	3	7	10
Accounting and administrative fees	1	1	3	3
Interest expense	118	117	349	349
Other general and administrative expenses	7	7	18	19

Total operating expenses	226	231	672	691

Net investment income	215	234	642	692

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(24)	(50)	(314)	(147)
Non-controlled/affiliated investments	(26)	(14)	(34)	(17)
Controlled/affiliated investments	7	(2)	(2)	(174)
Net realized gain (loss) on foreign currency forward contracts	1	3	20	7
Net realized gain (loss) on foreign currency	(2)	1	(5)	4
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	(3)	94	164	125
Non-controlled/affiliated investments	78	22	98	11
Controlled/affiliated investments	(53)	(37)	(102)	101
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	(6)	—	(19)	(3)
Net change in unrealized gain (loss) on foreign currency	(27)	14	(10)	7

Total net realized and unrealized gain (loss)	(55)	31	(204)	(86)

Net increase (decrease) in net assets resulting from operations	$160	$265	$438	$606

Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings (Losses) per Share)	$0.57	$0.95	$1.56	$2.16

Weighted average shares outstanding	280,066,433	280,066,433	280,066,433	280,347,651

Consolidated Balance Sheets

(in millions, except share and per share amounts)

	September 30, 2024 (Unaudited)	December 31, 2023
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$9,753 and $11,078, respectively)	$9,407	$10,568
Non-controlled/affiliated investments (amortized cost—$862 and $868, respectively)	838	745
Controlled/affiliated investments (amortized cost—$3,939 and $3,474, respectively)	3,698	3,336

Total investments, at fair value (amortized cost—$14,554 and $15,420, respectively)	13,943	14,649
Cash and cash equivalents	366	223
Foreign currency, at fair value (cost—$5 and $8, respectively)	5	8
Receivable for investments sold and repaid	468	246
Income receivable	313	290
Unrealized appreciation on foreign currency forward contracts	0	13
Deferred financing costs	27	32
Prepaid expenses and other assets	27	8

Total assets	$15,149	$15,469

Liabilities
Payable for investments purchased	$1	$—
Debt (net of deferred financing costs and discount of $42 and $36, respectively)	8,060	8,187
Unrealized depreciation on foreign currency forward contracts	10	4
Stockholder distributions payable	196	196
Management fees payable	54	56
Subordinated income incentive fees payable	44	41
Administrative services expense payable	5	5
Interest payable	99	98
Other accrued expenses and liabilities	9	33

Total liabilities	8,478	8,620

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 750,000,000 shares authorized, 280,066,433 and 280,066,433 shares issued and outstanding, respectively	0	0
Capital in excess of par value	9,437	9,437
Retained earnings (accumulated deficit)	(2,766)	(2,588)

Total stockholders’ equity	6,671	6,849

Total liabilities and stockholders’ equity	$15,149	$15,469

Net asset value per share of common stock at period end	$23.82	$24.46

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). FSK uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSK’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSK’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures(1)

	Three Months Ended
	September 30, 2024	June 30, 2024
GAAP net investment income per share	$0.77	$0.77
Accretion resulting from merger accounting	$(0.03)	$(0.02)
Adjusted net investment income per share(2)	$0.74	$0.75
GAAP Net realized and unrealized gain (loss) per share	$(0.20)	$(0.39)
Unrealized appreciation from merger accounting	$0.03	$0.02
Adjusted net realized and unrealized gain(2)	$(0.17)	$(0.37)

1)	Per share data was derived by using the weighted average shares of FSK’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.
2)

Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes (iii) the impact of accretion resulting from merger accounting; and (iv) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSK’s normal course of business. FSK uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. Adjusted net realized and unrealized gain is a non-GAAP financial measure. Adjusted net realized and unrealized gain is presented for all periods as GAAP realized and unrealized gains to exclude the impact of the merger accounting. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income and GAAP net realized and unrealized gain to adjusted net realized and unrealized gain can be found above.

3)	Net debt to equity ratio is debt outstanding, net of cash and foreign currency and net payable/receivable for investments purchased/sold and repaid, divided by net assets.
4)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period.
5)

See FSK’s quarterly report on Form 10-Q for the quarter ended September 30, 2024 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, weighted average annual yield on all debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.

6)	Interest income is recorded on an accrual basis. See FSK’s quarterly report on Form 10-Q for the quarter ended September 30, 2024 for a description of FSK’s revenue recognition policy.
7)	Does not include investments on non-accrual status.